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                                                                   EXHIBIT 23.01
INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of our report dated February 17, 1997 relating to the financial statements of Dean Witter Portfolio Strategy Fund L.P., and our report dated February 17, 1997 relating to the statements of financial condition of Demeter Management Corporation appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/S/ DELOITTE & TOUCHE LLP
New York, New York
March 25, 1997